EMPLOYMENT CONTRACT
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     EMPLOYMEENT CONTRACT, dated as of June 7, 1994, between
TEMTEX INDUSTRIIES, INC., a Delaware corporation with offices at 3010 LBJ Freeway, Suite 650, L.B.-55, Dallas, Texas 75234 (the "Company"), and E. R. BUFORD, residing at 5007 Briar Tree Drive, Dallas, Texas 75248 (the "Executive").

                            RECITALS:


     A. The Company desires to continue to employ Executive as an executive officer of the Company.

     B. Executive has agreed to continue his employment with the Company pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

1.   TERM AND RENEWAL.

     The Company agrees to employ Executive, and the Executive agrees to serve, on the terms and conditions of this Agreement for a period commencing on June 7, 1994 and ending three (3) years from the starting date, or such shorter period as may be provided for herein. On each anniversary of this Agreement, the term shall be extended for an additional period of one (1) year unless the Board of Directors elects, at the directors, meeting immediately following the annual stockholders' meeting, not to extend this Agreement. In the event that this Agreement is not extended by the Board of Directors, this Agreement shall remain in effect for only the remainder of the term then in effect. Notwithstanding the foregoing, this Agreement shall not be extended beyond the time that Executive has attained the normal retirement age (which shall be no earlier than 65) established by the Board of Directors for the Company's executives. The period during which Executive is employed hereunder is hereafter referred to as the "Employment Period."

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2.   DUTIES AND SERVICES.

     During the Employment Period, Executive shall be employed as the President and Chief Executive Officer of the Company and shall also perform services in a responsible executive or managerial capacity for any of the Company's subsidiary corporations when and as requested by the Company. In performance of his duties, Executive shall be subject to the direction of the Board of Directors of the Company. Executive agrees to his employment as described in this Section 2 and agrees to devote all of his business time and efforts to the performance of his duties under this Agreement. Executive shall be available to travel as the needs of the business require.

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3.   COMPENSATI0N.

     As compensation for his services hereunder, the Company shall pay Executive, during the Employment Period, a base salary payable in equal monthly installments at the annual rate of $201,300. Executive shall also participate in any bonus programs for the Company's executive officers, as provided by the Board of Directors. During the term of this Agreement, the Company may increase the base salary payable to the Executive, but cannot reduce the base amount of Executive's salary. Executive will also be eligible to participate in the regular employee benefit programs now or hereafter established by the Company and in any special executive benefits and perquisites established by the Company's Board of Directors.

4.   EXPENSES.

     Executive shall be entitled to reimbursement for travel and other out-of-pocket expenses incurred by Executive in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. Executive shall be entitled to reasonable vacations in accordance with the then regular procedures of the Company governing executives.

5.   NONCOMPETI0N.

     Executive agrees that (a) he will not during the Employment Period engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner or partner of, any other business or organization that directly or indirectly competes with the business of the Company or any of its subsidiaries and (b) for a period of two (2) years after he voluntarily terminates this Agreement, Executive shall not directly or indirectly compete with or be engaged in the same business as the Company or any of its subsidiaries or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner, or partner of, any business or organization which, at the time of such cessation, directly or indirectly competes with or is engaged in the same business as the Company or any of its subsidiaries; provided, however, that notwithstanding the foregoing, the provisions of this Section 5 will not be deemed breached merely because Executive (i) owns not more than 1 percent of the outstanding equity securities of an entity, if, at the time of its acquisition by Executive, such securities are listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange, or (ii) Executive becomes employed by a company or other entity which manufacturers, sells or distributes products which compete with products of the Company if such company or other entity has total revenues of more than $100,000,000 and the products produced by such company or other entity which compete with the products of the Company constitute less than 15 % of the total revenues of such company or. other entity and Executive's duties and responsibilities are completely segregated from the competitive products, or (iii) Executive becomes employed by a company or other entity which manufactures, sells or distributes products which compete with the products manufactured, sold or distributed by the Company provided that such products contribute less than 15% of the total revenues of the Company.


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6.   CONFIDENTLAL INFORMATION.

     All confidential information which Executive may now possess, may obtain from the Company or its subsidiaries during or after the Employment Period, or may create prior to the end of the Employment Period or otherwise relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person or entity either during or after the termination of his employment or used by him except during the Employment Period in the business and for the benefit of the Company and its subsidiaries, in each case without prior written permission of the Company. Executive shall deliver to the Company all tangible evidence of such confidential information prior to or at the termination of his employment. The provisions of this Section 6 shall survive the termination of this Agreement by either party.

7.   TERMINATION.

     (a) Executive's Death. If Executive shall die during the Employment Period, this Agreement shall terminate, except that Executive's estate shall be entitled to receive the base salary payable to Executive, accrued to the last day of the month in which his death occurs, together with any death benefits provided under employee benefit plans maintained by the Company.

     (b) Executive's Disability. If, during the Employment Period, Executive shall become physically or mentally disabled, whether totally or partially, so that he is prevented from performing his usual duties and services hereunder for a period of six (6) consecutive or nonconsecutive months during any twelve
(12) month period, this Agreement shall terminate effective on such incapacity, and Executive (or his legal representatives) shall be entitled only to the base compensation earned pro rata to the date of termination with no entitlement to any base salary after the date of termination; provided, however, that Executive shall be entitled to receive all benefits to which he may be entitled pursuant to the Company's employee benefit plans.

     (c) Termination by the Company Without Cause. This Agreement may be terminated by the Company without cause upon thirty (30) days' prior written notice thereof given to Executive. In the event of termination without cause, the company shall for a period of two and one-half (2-1/2) years continue to pay Executive the base salary effective at the time of termination in accordance with the Company's regular payroll cycle. Additionally, Executive shall be entitled to continue to participate in all regular employee benefit plans of the Company for a period of two and one-half (2-1/2) years following termination without cause.

     (d) Termination by the Company for Cause. This Agreement may be terminated by the Company "for cause", as defined below, by delivering to Executive written notice describing the cause and granting Executive thirty (30) days to respond to the Board of Directors. If this Agreement is terminated by the Company for cause, Executive shall only be entitled to the base salary earned by him to the date of termination with no entitlement to any base salary continuation payments or benefits continuation (except as otherwise provided by the terms of an employee benefit plan of the Company). The determination as to whether termination shall be for cause shall be made by the Board of Directors of the Company in the exercise of its business judgment. Termination of this Agreement by the Company for cause shall be deemed to have occurred only if.

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          (i)  termination shall have been the result of an act
               or acts of dishonesty on the Executive's part constituting a felony or intended to result directly or indirectly in substantial gain or personal enrichment to him at the expense of the Company; or

          (ii) termination shall have been the result of the Executive's wilful and continued failure substantially to perform his duties and responsibilities as an officer of the Company (other than such failure resulting from his incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Executive by the Board of Directors of the Company which specifically identifies the manner in which such Board believes that the Executive has not substantially performed his duties and the Executive is given a reasonable time after such demand substantially to perform his duties.

     Executive's employment shall in no event be considered to have been terminated by the Company for cause if the act or failure to act upon which the termination is based (A) was done or omitted to be done without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled and as a result of his good faith belief that such act or failure to act was in or was not opposed to the interests of the Company, or (B) is an act or failure to act in respect of which the Executive meets the applicable standard of conduct prescribed for indemnification or reimbursement of expenses under the Bylaws of the Company or the laws of its state of incorporation.

     (e) Voluntary Termination by Executive. Executive may terminate this Agreement at any time upon delivering thirty (30) days' written notice to the Company. In the event of such voluntary termination other than for "good reason", as hereinafter defined, Executive shall be entitled to his base salary earned to the date of his resignation, but no base salary continuation payment or benefits continuation (except as provided by the terms of the Company's employee benefit plans). On or after the date the Company receives notice of Executive's resignation (other than resignation for good reason), the Company may, at its option, pay Executive his base salary through the effective date of his resignation and terminate his employment immediately.

     (f) Termination by Executive For Good Reason. Executive may at any time voluntarily terminate his employment for 'good reason", as defined below, upon thirty (30) days written notice thereof to the Company. In the event of such voluntary termination for "good reason", Executive shall be deemed to have been terminated without cause with the same payments and benefits set forth in Section 7(c) being applicable to Executive's termination under this Section 7(f).


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

     For purposes of this Agreement, "good reason" shall mean the occurrence of any of the following events:

          (i) removal from the offices Executive holds on the date of this Agreement or a material reduction in Executive's authority or responsibility, but not including termination of Executive "for cause";

          (ii) reduction in the base salary payable to Executive;
               or

          (iii) the Company otherwise commits a material breach of this Agreement.

8.   CHANGE OF CONTROL.

     (a) Concerns Regarding Change of Control. Executive and the Company agree that the circumstances surrounding a "Change of Control," as hereinafter defined, impose unique risks to the Company and the Executive and that in response to the unique circumstances surrounding a Change of Control, the provisions of this Agreement shall separately consider the parties rights' and obligations in the event that a Change of Control occurs. This
Section 8 shall be applicable whether or not a Change of Control is contemplated at this time. Notwithstanding any other provision of this Agreement, the severance payments and benefits, if any, payable to Executive shall be determined solely by reference to this Section 8 in the event that a Change of Control has occurred, or if Executive is "involuntarily terminated," as hereinafter defined, in contemplation of a Change of Control.

     (b)  Voluntary Termination Following a Change of Control.
If a Change of Control has occurred, Executive shall have ninety
(90) days in which to terminate his employment. If Executive voluntarily terminates his employment within ninety (90) days following a Change of Control he shall be entitled to receive one
(1) year's base salary as a lump sum payment. Upon payment of the severance compensation described in the preceding sentence, the Company will have no future obligation to Executive under this Agreement. Except as otherwise provided in Section 8(c), if Executive does not voluntarily terminate his employment within ninety (90) days of a Change of Control, Executive shall not be entitled to any severance compensation if he voluntarily terminates his employment after that time.

     (c) Involuntary Termination in Contemplation of, or Within Three Years Following a Change of Control. If Executive is involuntarily terminated, other than for cause, as defined in
Section 7(d), in contemplation of, or within dim (3) years following, a Change of Control, the Company shall pay Executive
(i) a lump sum severance payment equal to two and one-half (2-1/2) times Executive's base salary in effect at the time of involuntary termination, payable as a lump sum, and (ii) continuation of all employee benefits, executive benefits and perquisites, or benefits reasonably equivalent thereto, for a period of two and one-half (2-1/2) years. Notwithstanding the foregoing, in no event shall Executive's severance compensation exceed 2.99 times his five-year average annual compensation as set forth in Section 280(G) of the Internal Revenue Code of 1986, as, amended, or any successor to such section.

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     For purposes of this Agreement, the following shall be
deemed to constitute involuntary termination:

          (i) dismissal of Executive (except termination for cause as defined in Section 7(d) hereof);

          (ii) reduction in Executive's base salary;

          (iii) reduction in the level of employee benefits received by Executive, unless substituted with reasonably comparable benefits;

          (iv) requesting Executive to relocate more than 100 miles from his current location other than the relocation of Executive in connection with the relocation of the Company's corporate headquarters or relocation to another existing facility of the Company;

          (v) removal from the offices Executive holds on the date of this Agreement or a material reduction in Executive's authority or responsibility; or

          (vi) the Company otherwise commits a material breach of this Agreement.

     In the event that within three (3) years following a Change of Control, Executive is terminated for cause, Executive shall only be entitled to his base salary up until the last date of employment pursuant to the date of termination for cause.

     (d) Termination of this Agreement More Than Three Years After a Change of Control. The parties' rights and obligations arising from a termination of this Agreement, whether by Executive or the Company, that occurs more than three (3) years following a Change of Control shall be governed by Section 7 of this Agreement.

     (e) Definition of Change of Control. For purposes of this Agreement, a Change of Control shall be deemed to exist upon the occurrence of any of the following:

          (i) any "Person" (as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than James E. Upfield, Romona Upfield or the executor(s) of the estates of James E. Upfield or Romona Upfield, respectively, is or becomes a 'beneficial owner' (as defined in Section 13d-3 under theExchange Act), directly or indirectly, of securities of the Company representing more than twenty-five percent (25 %) of the combined voting power of the Company's outstanding securities;

          (ii) at any time during the twenty-four (24) month period following a merger, tender offer, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Company's Board of Directors shall cease to be "continuing directors" (meaning directors of the Company prior to such transaction or who subsequently became directors and whose election or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then still in office prior to such transaction);

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

          (iii) the Company's stockholders approve a plan of complete liquidation of the Company or an agreement of sale or disposition by the Company of all or substantially all of the Company's assets

     (f) No Mitigation of Compensation. Executive shall not be required to mitigate any severance payments received under this
Section 8 due to his employment with a successor organization.

     (g) Executive's Legal Fees. The Company shall pay any attorneys' fees incurred by Executive in reasonably seeking to enforce the terms of this Section 8.

9.   SURVIVAL.

     The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive
Executive's termination of employment.

10.  MODIFICATION.

     This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

11.  NOTICES.

     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 1.1). Any notice given to the Company shall be addressed to the attention of the Corporate Secretary. Notice to the estate of Executive shall be sufficient if addressed to Executive as provided in this Section 11. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 11 shall be deemed given at the time of receipt thereof.

12.  WAIVER.

     Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

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13.  BINDING EFFECT.

     Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Executive's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Executive and his heirs and personal representatives, shall be binding upon and inure to the benefit of the Company and its successors and assigns.

14.  HEADINGS.

     The headings of this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

15.  COUNTERPARTS; GOVERNING LAW.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflict of laws rules. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, any breach of this Agreement or any such document or instrument, or any transaction contemplated hereby or thereby may be brought only in the District Courts of Dallas County, Texas or the United States District Court for the Northern District of Texas, Dallas Division and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, proceeding, any claim that such party is not subject personally to the jurisdiction of such court, that such party's property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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     IN WITNESS WHEREOF, the parties have duly executed this
Agreement as of the date first above written.

                                COMPANY:

                                TEMTEX INDUSTRIES, INC.



                                By:_____________________________
                                Name:___________________________
                                Title:__________________________


                                EXECUTIVE:





                                ________________________________
                                E.R. BUFORD


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